Exhibit (4)(iv)

The Guardian Insurance & Annuity Company, Inc.

Index Protection and Crediting Strategy Rider(s) Specifications

Contract Number: [XXXXXXX]1

Effective Date: [May 1, 2023]2

The following are the Index Protection & Crediting Strategies available as of the above Effective Date. We may add, remove, or change these Strategies at our discretion. If we change any of these Strategies, an updated Rider Specification page will be sent to you with an updated Effective Date. The minimum guaranteed rate applicable to each Crediting Strategy is also shown below.

[Strategy Term	[Protection Strategy	[Crediting Strategy	[Index	[Minimum Guaranteed Rate	[Performance Lock
One-Year	-10% Buffer	Cap with Par	MSCI EAFE	1.50%	Yes
One-Year	-10% Buffer	Cap with Par	Nasdaq-100®	1.50%	Yes
One-Year	-10% Buffer	Cap with Par	S&P 500®	1.50%	Yes
One-Year	-10% Buffer	Cap with Par	SG Smart Climate	1.50%	Yes
One-Year	-20% Buffer	Cap with Par	MSCI EAFE	1.50%	Yes
One-Year	-20% Buffer	Cap with Par	Nasdaq-100®	1.50%	Yes
One-Year	-20% Buffer	Cap with Par	S&P 500®	1.50%	Yes
One-Year	-20% Buffer	Cap with Par	SG Smart Climate	1.50%	Yes
Three-Year	-10% Buffer	Cap with Par	MSCI EAFE	5.00%	Yes
Three-Year	-10% Buffer	Cap with Par	Nasdaq-100®	5.00%	Yes
Three-Year	-10% Buffer	Cap with Par	S&P 500®	5.00%	Yes
Three-Year	-10% Buffer	Cap with Par	SG Smart Climate	5.00%	Yes
Three-Year	-20% Buffer	Cap with Par	MSCI EAFE	5.00%	Yes
Three-Year	-20% Buffer	Cap with Par	Nasdaq-100®	5.00%	Yes
Three-Year	-20% Buffer	Cap with Par	S&P 500®	5.00%	Yes
Three-Year	-20% Buffer	Cap with Par	SG Smart Climate	5.00%	Yes
Six-Year	-10% Buffer	Cap with Par	MSCI EAFE	10.00%	Yes
Six-Year	-10% Buffer	Cap with Par	Nasdaq-100®	10.00%	Yes
Six-Year	-10% Buffer	Cap with Par	S&P 500®	10.00%	Yes
Six-Year	-10% Buffer	Cap with Par	SG Smart Climate	10.00%	Yes
Six-Year	-20% Buffer	Cap with Par	MSCI EAFE	10.00%	Yes
Six-Year	-20% Buffer	Cap with Par	Nasdaq-100®	10.00%	Yes
Six-Year	-20% Buffer	Cap with Par	S&P 500®	10.00%	Yes
Six-Year	-20% Buffer	Cap with Par	SG Smart Climate	10.00%	Yes
Six-Year	-30% Buffer	Cap with Par	MSCI EAFE	10.00%	Yes
Six-Year	-30% Buffer	Cap with Par	Nasdaq-100®	10.00%	Yes
Six-Year	-30% Buffer	Cap with Par	S&P 500®	10.00%	Yes
Six-Year][3]	-30% Buffer][4]	Cap with Par][5]	SG Smart Climate][6]	10.00%][7]	Yes][8]

The Default Strategy described in the Index Riders that are attached to the contract is:

Strategy Term	Protection Strategy	Crediting Strategy	Index	Minimum Guaranteed Rate	Performance Lock
[One-Year	-10% Buffer	Cap with Par	S&P 500®	1.50%	Yes][9]

23-RILA STRATEGY SPEC	1	[CONTRACT NUMBER][1]

Index Protection and Crediting Strategy Rider(s) Specifications

[MSCI EAFE Index

THIS GUARDIAN MARKETPERFORM INDEX-LINKED ANNUITY™ (“PRODUCT”) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE FEATURES OR PRICING OF THIS PRODUCT. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this Product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this Product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Nasdaq-100 Index®

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. The Corporations’ only relationship to The Guardian Insurance & Annuity Company, Inc. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, Nasdaq-100®, NDX® , and certain trade names of the Corporations and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index . The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF Nasdaq-100 Index OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM

23-RILA STRATEGY SPEC	2	[CONTRACT NUMBER][1]

Index Protection and Crediting Strategy Rider(s) Specifications

THE USE OF THE Nasdaq-100 Index OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX ® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Index

The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by The Guardian Insurance & Annuity Company, Inc., a wholly owned subsidiary of The Guardian Life Insurance Company of America. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The Guardian MarketPerform Index-Linked Annuity™ is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500®.

SG Smart Climate Index

The SG Smart Climate Index is the exclusive property of SG Americas Securities, LLC (together with its affiliates, “SG”). SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the SG Smart Climate Index. “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, “SG Smart Climate Index”, and “SG Climate Transition Risk Index” (collectively, the “SG Marks”) are trademarks or service marks of SG or have been licensed for use by SG from Entelligent, Inc. (“Entelligent”). SG has licensed use of the SG Marks to The Guardian Life Insurance Company of America (“Guardian Life”) and sub-licensed the use of certain Entelligent marks (the “Entelligent Marks”) for use in a registered indexed annuity offered by Guardian Life (the “Product”). SG’s sole contractual relationship with Guardian Life is to license the SG Smart Climate Index and the SG Marks and sub-license the Entelligent Marks to Guardian Life. None of SG, S&P, Entelligent or other third party licensor to SG (each individually, an “Index Party” and collectively, the “Index Parties”) is acting, or has been authorized to act, as an agent of Guardian Life or has in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Product or provided investment advice to Guardian Life. The Index Parties have no obligation to make payments under the Product. The Index Parties make no representation or warranty, express or implied, to investors in the Product and hereby disclaim all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use): (a) regarding the advisability of investing in any products linked to the SG Smart Climate Index or (b) the suitability or appropriateness of an exposure to the SG Smart Climate Index in seeking to achieve any particular objective, including meeting its stated target volatility. No Index Party shall have any responsibility or liability for any losses in connection with the Product, including with respect to design, issuance, administration, actions of Guardian Life, marketing, trading or performance of the Product. The Index Parties have not prepared any part of this document and no statements made herein can be attributed to the Index Parties. SG does not act as an investment adviser or provide investment advice in respect of the Index or the Product and does not accept any fiduciary or other duties in relation to the SG Smart Climate Index, the Licensee, the Product or any investors in the Product. The Index Parties shall have no liability for any act or failure to act in connection with the determination, adjustment or maintenance of the SG Smart Climate Index. Without limiting the foregoing, the Index Parties shall have no liability for any damages or lost profits, even if notified of the possibility of such damages. In calculating the daily performance of the SG Smart Climate Index, SG deducts 1.5% per annum of the performance of the SG Smart Climate Index, which corresponds to the synthetic dividend yearly yield embedded in the SG Smart Climate Index. In addition, in calculating the daily performance of the sub-index comprising the SG Smart Climate Index, SG deducts fixed replication costs that cover, among other things, replicating the SG Smart Climate Index. The embedded costs will reduce the performance of the SG Smart Climate Index.]10

23-RILA STRATEGY SPEC	3	[CONTRACT NUMBER][1]